As Filed with the Securities and Exchange Commission on August 31, 2005

Registration No.:  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JAMDAT MOBILE INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-4791817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3415 S. Sepulveda Boulevard, Suite 700
Los Angeles, California	90034
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Mitch Lasky

Chief Executive Officer

JAMDAT Mobile Inc.

3415 S. Sepulveda Boulevard, Suite 700

Los Angeles, CA 90034

 (Name and Address of Agent for Service)

(310) 636-3100

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Linda Giunta Michaelson, Esq.

Sheppard, Mullin, Richter & Hampton LLP

1901 Avenue of the Stars, Suite 1600

Los Angeles, California 90067

(310) 228-3711

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share	4,042,516 shares	$ 0.29	$ 1,172,329.64	$ 137.98

(1)           In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall cover any additional securities that may from time to time be offered or issued under the adjustment provisions of the employee benefit plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)           Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based upon the weighted average exercise prices of all awards granted under the Amended and Restated 2000 Stock Incentive Plan (the “Plan”) as of October 4, 2004.  No awards were granted under the Plan after such date.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to participants in the Amended and Restated 2000 Stock Incentive Plan (the “Plan”) of JAMDAT Mobile Inc., a Delaware corporation (the “Company”), as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  These documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424 in accordance with the Note to Part I of Form S-8.  These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are hereby incorporated by reference into this registration statement:

(a)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, filed with the Commission on March 30, 2005 (File No. 000-50928);

(b)           The Registrant’s Current Report on Form 8-K filed with the Commission on January 7, 2005, and Amendment No. 1 thereto filed with the Commission on March 21, 2005 (File No. 000-50928);

(c)           The Registrant’s Current Report on Form 8-K filed with the Commission on April 22, 2005, and Amendment No. 1 thereto filed with the Commission on July 5, 2005 (File No. 000-50928);

(d)           The Registrant’s Current Report on Form 8-K filed with the Commission on June 21, 2005 (File No. 000-50928);

(e)           The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed with the Commission on May 16, 2005 (File No. 000-50928);

(f)            The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, filed with the Commission on August 15, 2005 (File No. 000-50928); and

(g)           The description of the Registrant’s Common Stock, which is contained in the registration statement on Form 8-A filed with the Securities and Exchange Commission on September 8, 2004 (File No. 000-50928), and any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Sheppard, Mullin, Richter & Hampton LLP beneficially owns less than 0.1% of the outstanding shares of Registrant’s Common Stock.

Item 6.  Indemnification of Directors and Officers.

Delaware General Corporate Law

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 provides further that a corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of any action or suit by or in the right of the corporation, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in this paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

In addition, Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except liability for the following:

•              any breach of their duty of loyalty to the corporation or its stockholders;

•              acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•              unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•              any transaction from which the director derived an improper personal benefit.

The Registrant’s certificate of incorporation contains provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by Delaware law.

The Registrant’s bylaws provide that the Registrant shall indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding (other than an action by or in the right of the registrant) by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the Registrant’s request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s bylaws provide that the Registrant may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit or proceeding, by reason of the fact that he or she is or was an employee or agent of the Registrant or is or was serving at the Registrant’s request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Registrant’s bylaws also provide that it may advance expenses incurred by or on behalf of a director, officer, employee or agent in advance of the final disposition of any action or proceeding.

Directors’ and Officers’ Liability Insurance

Section 145 of the Delaware General Corporation Law further provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

The Registrant’s bylaws permit the registrant to secure insurance on behalf of any officer, director, employee or other agent of the Registrant and any person serving at the Registrant’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or member of any committee or similar body, for any liability arising out of his or her actions in that capacity, regardless of whether the Registrant’s bylaws would otherwise permit indemnification.

The Registrant has obtained policies of insurance under which, subject to the limitations of such policies, coverage is provided to the Registrant’s directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to the Registrant with respect to payments which may be made by the Registrant to these officers and directors pursuant to the Registrant’s indemnification obligations or otherwise as a matter of law.

Indemnification Agreements

The Registrant has entered into indemnification agreements with each of its directors and officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require the Registrant, among other things, to indemnify its directors and officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require the Registrant to advance all expenses incurred by the directors and officers in investigating or defending any such action, suit or proceeding. The Registrant believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and officers.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

See Index of Exhibits on page II-7.

Item 9.  Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 31st day of August, 2005.

JAMDAT MOBILE INC.

By:	/s/ Mitch Lasky
Mitch Lasky
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mitch Lasky as the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his name, place and stead, in any and all capacities (including the undersigned’s capacity as a director and/or officer of JAMDAT Mobile Inc.), to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name		Title	Date

/s/	Mitch Lasky	Chief Executive Officer (Principal Executive	August 31, 2005
	Mitch Lasky	Officer) and Chairman of the Board

/s/	Michael Marchetti	Chief Financial Officer (Principal Financial	August 31, 2005
	Michael Marchetti	Officer and Principal Accounting Officer)

/s/	J. William Gurley	Director	August 30, 2005
J. William Gurley

/s/	Paul Vais	Director	August 31, 2005
Paul Vais

/s/	Rajiv Dutta	Director	August 31, 2005
Rajiv Dutta

/s/	Henk Rogers	Director	August 31, 2005
Henk Rogers

INDEX OF EXHIBITS

Exhibit Number		Description of Document
4.1	(1)	Form of common stock certificate
5.1		Opinion of Sheppard, Mullin, Richter & Hampton LLP
23.1		Consent of PricewaterhouseCoopers LLP
23.2		Consent of PricewaterhouseCoopers LLP
23.3		Consent of Good Swartz Brown & Berns llp
23.4		Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)
24.1		Power of Attorney (included on the signature page to this Registration Statement)
99.1	(2)	JAMDAT Mobile Inc. Amended and Restated 2000 Stock Incentive Plan

(1)           Incorporated by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117127), declared effective by the Securities and Exchange Commission on September 28, 2004.

(2)           Incorporated by reference to Exhibit 10.19 to the Registrant’s Registration Statement on Form S-1 (File No. 333-117127), declared effective by the Securities and Exchange Commission on September 28, 2004.